C&S-515 (Rev 11-85)

8830M6349 0407 ORG&FI $10.00

MICHIGAN DEPARTMENT OF COMMERCE — CORPORATION AND SECURITIES BUREAU

(FOR BUREAU USE ONLY)

FILED

MAY 19 1988

Administrator
MICHIGAN DEPT. OF COMMERCE
Corporate & Securities Bureau

Date Received
APR 07 1988

APR 28 1988

MAY 12 1988

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

For use by Domestic Corporations

(Please read instructions and Paperwork Reduction Act notice on last page)

Pursuant to the provisions of Act 284, Public Acts of 1972, as amended (profit corporations), or Act 162, Public Acts of 1982, as amended (nonprofit corporations), the undersigned corporation executes the following Certificate:

1. The present name of the corporation is: CAPITOL BANCORP LTD.

2. The corporation identification number (CID) assigned by the Bureau is: 246–688

3. The location of its registered office is:

One Business & Trade Center, Lansing
~~200 Washington Square North~~ (Street Address), (City), Michigan 48933 (ZIP Code)

4. Article III of the Articles of Incorporation is hereby amended to read as follows:

The total authorized capital stock is 10,000,000 common shares at a par value of NO PAR per share.

Article III(2)

Common shares: 10,000,000
Stated value per share: -0-

MM

5. COMPLETE SECTION (a) IF THE AMENDMENT WAS ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES; OTHERWISE, COMPLETE SECTION (b)

a. ☐ The foregoing amendment to the Articles of Incorporation was duly adopted on the ________ day of __________________, 19____, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the board of directors or trustees.

Signed this ______ day of __________________ __________________________, 19__

_______________________________ _______________________________

_______________________________ _______________________________

_______________________________ _______________________________

_______________________________ _______________________________

(Signatures of all incorporators; type or print name under each signature)

b. ☒ The foregoing amendment to the Articles of Incorporation was duly adopted on the 9th day of October, 19 87 The amendment: (check one of the following)

☐ was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders if a profit corporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation organized on a nonstock directorship basis. The necessary votes were cast in favor of the amendment.

☐ was duly adopted by the written consent of all the directors pursuant to Section 525 of the Act and the corporation is a nonprofit corporation organized on a nonstock directorship basis.

☐ was duly adopted by the written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

☒ was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with Section 407(3) of the Act.

Signed this 9th day of October, 19 87

By [signature]
(Signature)

JOSEPH D. REID
(Type or Print Name)

President and Chief Executive Office
(Type or Print Title)